SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report:

January 11, 2008

TRILLIANT EXPLORATION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9815 Cawley Street, Chiliwack, BC Canada V2P 4K8

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 702-5605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 11, 2008, the Board of Directors appointed the following individuals to the following positions:

Dave Ludwar

Director and Chief Executive Officer

Doug Billingsley

Director, Chief Financial Officer and Treasurer

Paul Coon

Director, Vice President Corporate Affairs and Secretary

Peter Ball

Director, Vice President Corporate Development

On January 25, 2008, Anthony Kovacs was appointed as a new Director and Vice President of Exploration.

Following is a brief description of the business experience for each of the newly appointed officers and directors.

Dave Ludwar

Dave Ludwar has held executive positions in financial services and software development companies.  In addition to owning and operating his own furniture manufacturing company, Mr. Ludwar is a consultant for an environmental company that has developed a solution for the disposal of scrap tires.  Mr. Ludwar also acts as CFO for small businesses focused on the Lifestyle and Wellness Industry.  Mr. Ludwar’s main strengths lie in communications, planning, and project management, ensuring that business strategies get completed on time and on budget.  Mr. Ludwar holds Diplomas in Accounting, Administration & Retailing from Saskatchewan Technical Institute.

Doug Billingsley

Mr. Billingsley has held numerous senior executive positions in large financial services and manufacturing organizations for private and publicly listed companies.  Mr. Billingsley has prior experience as a CFO, and as a director of junior mining companies, and has extensive knowledge of the mining industry.  Mr. Billingsley has won several AMA awards, including Marketer of the Year.  Mr. Billingsley’s broad managerial experience ranges from strategic planning and systems development, to asset securitization and corporate finance.  Mr. Billingsley holds a BA in political science and economics from the University of British Columbia and an MBA in finance and marketing from the University of Saskatchewan.

Anthony Kovacs

Mr. Kovacs has over 10 years of experience applying geophysics to mineral exploration challenges.  Mr. Kovacs previously worked on the Muskox intrusion (MIE Project) for eight years, perfecting geophysical surveys for a variety of mineral deposit models.  Mr. Kovacs joined Adriana Resources Inc. in 2006, where he currently works as the Manager of Exploration.  Mr. Kovacs has also worked under contract with Anglo American as Project Geophysicist on nickel projects in Quebec, Manitoba, Alaska and Nunavut and Iron Oxide Copper Gold (IOCG) projects in Canada and Mexico.

Peter A. Ball

Mr. Ball brings has close to 20 years of mining, brokerage and communications industry experience.  A graduate of the Haileybury School of Mines, Mr. Ball has worked in various mining engineering, project development roles for Sherritt Gordon Mines, Hudson Bay Mining & Smelting and Echo Bay Mines Ltd.  After completing the Business Administration Accounting program at Georgian Business College, Mr. Ball worked in the marketing and corporate relations department with Eldorado Gold Corporation, and as Manager Corporate Development for United Bolero Development.  Mr. Ball completed the Canadian Securities Course and worked as an Investment Advisor for RBC Dominion Securities.  Currently, Mr. Ball is the Manager of Business Development and Corporate Communications for Adriana Resources Inc. and Hawthorne Gold Corp., both listed on the Toronto Venture Exchange, where he is responsible for developing communication strategies, building strategic business relationships, media relations, other business development initiatives and assisting in corporate financings.

Paul S. Coon

Paul Coon has over 10 years of experience working with private and publicly listed companies in corporate communications, investor relations and corporate governance.  For the last two years, Mr. Coon was the Director of Communications for OTC Filers, where he worked as a technical writer and business analyst specializing in the preparation of registration statements, prospectuses and business plans.  Mr. Coon completed the Canadian Securities Course, and began his career in the securities industry with the TD Bank, and as an Investment Advisor with Levesque Securities.  Mr. Coon recently completed the sale of a successful, Vancouver-based, sportswear clothing company, which, as a Director, he co-founded in 2006.  Mr. Coon completed a Diploma from the British Columbia Institute of Technology in Management Systems, with an emphasis on Financial Management and Human Resources Management.

None of the directors hold directorships in other publicly reporting companies.  There are no family relationships among the directors and executive officers.  There are no related party transactions which would be required to be reported pursuant to Item 404(a) of Regulation S-B.  There are no material plans, contracts or arrangements between the Company and the appointed officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROJECT DEVELOPMENT PACIFIC, INC.

February 5, 2008

/s/ Darryl Mills

Date

Darryl Mills, President